UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 1, 2026

ATHENE HOLDING LTD.

(Exact name of registrant as specified in its charter)

Delaware	001-37963	98-0630022
(State or other jurisdiction of	(Commission file number)	(I.R.S. Employer
incorporation or organization)		Identification Number)
7700 Mills Civic Pkwy
West Des Moines, Iowa 50266
1 (515) 342-4678

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Depositary Shares, each representing a 1/1,000th interest in a 6.35% Fixed-to-Floating Rate Perpetual Non-Cumulative Preferred Stock, Series A	ATHPrA	New York Stock Exchange

Depositary Shares, each representing a 1/1,000th interest in a 5.625% Fixed Rate Perpetual Non-Cumulative Preferred Stock, Series B	ATHPrB	New York Stock Exchange

Depositary Shares, each representing a 1/1,000th interest in a 4.875% Fixed-Rate Perpetual Non-Cumulative Preferred Stock, Series D	ATHPrD	New York Stock Exchange

Depositary Shares, each representing a 1/1,000th interest in a 7.75% Fixed-Rate Reset Perpetual Non-Cumulative Preferred Stock, Series E	ATHPrE	New York Stock Exchange

7.250% Fixed-Rate Reset Junior Subordinated Debentures due 2064	ATHS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 1, 2026, Athene Holding Ltd. (the “Company”) appointed Matthew Michelini President of the Company, with such appointment to be effective as of July 1, 2026.

Mr. Michelini, 44, is Partner and previously Head of Asia-Pacific at Apollo Global Management, Inc., the parent of the Company (together with its subsidiaries other than the Company and its subsidiaries, “Apollo”), and serves as a member of Apollo’s Leadership Team. Mr. Michelini joined Apollo in 2006 in Private Equity and has played a pivotal role in the creation and success of many of Apollo’s largest growth initiatives, including the Company, Hybrid Value, Apollo Dedicated Insurance Program, Natural Resources and the development of the Financial Institutions Group. He previously served on the board of directors of the Company from October 2010 to June 2023. He has also served on the boards of directors of Aleris Corporation, Challenger Limited, Hero FinCorp, Maxcap Group, Metals USA, Noranda Aluminum, One Main Financial, Venerable Holdings and Warrior Met Coal. Prior to joining Apollo, Mr. Michelini was a member of the Mergers & Acquisitions group at Lazard Frères & Co. Mr. Michelini received a Bachelor of Arts in Mathematics and a Certificate in Finance from Princeton University and a Master of Business Administration from Columbia University.

Mr. Michelini has no family relationship with any member of the Board of Directors of the Company or any executive officer of the Company. There are no arrangements or understandings between Mr. Michelini and any other person pursuant to which he was appointed President of the Company.

Following the appointment, Mr. Michelini will continue to receive his current base salary and target bonus opportunity. Mr. Michelini also retains participation in certain legacy Apollo carried interest and other programs received in connection with his services to Apollo. A portion of Mr. Michelini’s compensation for his services to the Company is expected to be paid by Apollo.

Mr. Michelini is expected to enter into a standard indemnification agreement in substantially the same form that the Company has entered into with its other directors and officers.

Item 7.01         Regulation FD Disclosure.

The Company issued a press release, dated June 1, 2026, related to Mr. Michelini’s appointment as President. A copy of this press release is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

The foregoing information, including the Exhibit referenced in Item 7.01, is being furnished pursuant to Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing or other document pursuant to the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing or document, except as shall be expressly set forth by specific reference in such a filing or document.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press release dated June 1, 2026 (furnished and not filed).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATHENE HOLDING LTD.

Date:	June 1, 2026	/s/ Joseph B. Cohen
Joseph B. Cohen
Executive Vice President and General Counsel